Exhibit 99.1

Recro Pharma Reports First Quarter 2015 Financial Results

– Strengthened Company with Acquisition of Phase III-Ready IV/IM Meloxicam, Cash Flow Positive Manufacturing/Formulation Business from Alkermes –

– Encouraging Dex-IN Interim Analysis Results Support Continuation and Completion of On-Going Phase II Trial –

MALVERN, PA, May 12, 2015 – Recro Pharma, Inc. (Nasdaq: REPH), a specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain, today reported financial results for the first quarter ended March 31, 2015.

“With the acquisition of key assets from Alkermes, including the Phase III-ready IV/IM meloxicam, encouraging interim results from the on-going Dex-IN Phase II clinical trial and execution of an unused $10.0 million stock purchase agreement with Aspire Capital, we’ve had a very strong start to 2015 and are well-positioned for further growth and success,” said Gerri Henwood, Recro Pharma’s President and Chief Executive Officer. “The on-going Phase II Dex-IN trial is progressing well and we are on track to report top-line results mid-year 2015. Depending on the clinical success of Dex-IN, we look forward to the potential of moving two complementary acute pain products into Phase III by year end.”

First Quarter 2015 and Recent Highlights

•	Acquired assets from Alkermes: In April 2015, Recro Pharma completed its previously announced acquisition of assets from Alkermes and its affiliates including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor for moderate to severe acute pain, along with a cash flow positive contract manufacturing facility, royalty and formulation business. IV/IM meloxicam has demonstrated robust efficacy and good tolerability in multiple Phase II trials. The transaction was funded via a $50.0 million five-year senior secured term loan with an affiliate of OrbiMed. We believe this transformative acquisition diversifies Recro Pharma’s risk by adding a second, complementary acute pain product to the Company’s product pipeline as well as a revenue generating manufacturing business. We anticipate the facility adding scale and capability and may provide cash flow to fund development of the Company’s pipeline over time.

•	Announced Encouraging Results Supporting Continuation of the On-Going Phase II Dex-IN Clinical Trial: In April 2015, Recro Pharma announced that it had completed the prespecified interim analysis conducted on the Company’s Phase II, double-blind REC-14-013 trial of Dex-IN in patients following bunionectomy surgery. As a result of the interim analysis, the total enrollment for the trial was adjusted to approximately 170 patients, a decrease from the initial target enrollment of 200-250 patients. Recro Pharma believes the trial continues to be on track to report top-line data by mid-year 2015.

•	Executed Stock Purchase Agreement with Aspire Capital: In February 2015, Recro Pharma entered into a common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”). Under the agreement, Recro Pharma has the right to sell up to $10.0 million in shares of common stock to Aspire Capital, subject to certain terms and conditions over a two-year period. The agreement represents an additional method to provide the Company with increased capital and flexibility. This equity facility has not yet been utilized.

First Quarter 2015 Financial Results

For the first quarter of 2015, Recro Pharma reported a net loss applicable to common shareholders of $4.1 million, or $0.53 per share, compared to a net loss applicable to common shareholders of $6.4 million, or $3.67 per share, for the comparable period in 2014. The first quarter of 2014 includes accretion of the Company’s Series A redeemable convertible preferred stock and a deemed dividend on preferred stock and beneficial conversion expense for the conversion of the Company’s 8% convertible promissory notes upon the closing of the Company’s initial public offering in March 2014.

Research and development expenses for the first quarter of 2015 were $1.8 million, compared to $0.2 million for the same period in 2014. The increase was primarily due to our on-going Dex-IN Phase II clinical trial and management’s salaries and benefits which commenced with being a public company.

General and administrative expenses for the first quarter of 2015 were $2.4 million, compared to $0.6 million for the same period in 2014. This increase of $1.7 million was due to costs of $894,000 associated with the acquisition of assets from Alkermes, management’s salaries, benefits and stock-based compensation and increased consulting and legal fees associated with being a public company.

Other income and expense for the first quarter of 2014 includes a non-cash interest charge of approximately $4.1 million related to the Company’s 8% convertible promissory notes that were converted to common stock upon the closing of the initial public offering. The Company recorded this non-cash interest charge as a result of the note holders electing to convert the 8% convertible promissory notes at 75% of the initial offering price per share of the initial public offering.

Cash and cash equivalents were $16.6 million as of March 31, 2015.

About Recro Pharma, Inc.

As a result of the acquisition of certain assets from Alkermes plc in April 2015, Recro Pharma is a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma is currently developing IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor, and Dex-IN, a proprietary intranasal formulation of dexmedetomidine currently being tested in Phase II, for the treatment of acute post operative pain. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress, while maintaining analgesic effect.

As a result of the asset acquisitions from Alkermes, Recro Pharma also owns and operates an 87,000 square foot, DEA-licensed facility that manufactures five commercial products and receives royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the results and timing of the clinical trials of IV/IM meloxicam and Dex-IN and any future clinical and preclinical studies; the ability to obtain and maintain regulatory approval of product candidates, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the Company’s ability to raise future financing for continued development; the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; the successful commercialization of the Company’s product candidates; the successful implementation of the Company’s strategy; the Company’s ability to integrate the recent acquisition of assets from Alkermes; and the Company’s ability to meet required debt payments and operate under increased leverage and associated lending covenants in connection with the recent acquisition. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro Pharma assumes no obligation to update any such forward looking statements.

RECRO PHARMA, INC.

Balance Sheets

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,590,437	$19,682,430
Other recievables	80,227	89,604
Prepaid expenses	82,369	601,586
Deferred equity costs	513,978

Total current assets	$17,267,011	$20,373,620

Other assets:
Deferred financing costs	624,924	—

Total assets	$17,891,935	$20,373,620

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	552,698	869,919
Accrued expenses	2,029,385	575,112

Total current liabilities	2,582,083	1,445,031

Total liabilities	2,582,083	1,445,031

Shareholders’ equity:
Preferred stock, $0.01 par value. Authorized, 10,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value. Authorized, 50,000,000 shares, issued and outstanding, 7,804,063 shares at March 31, 2015 and 7,707,600 shares at December 31, 2014	78,041	77,076
Additional paid-in-capital	53,463,644	52,947,126
Accumulated deficit	(38,231,833)	(34,095,613)

Total shareholders’ equity	15,309,852	18,928,589

Total liabilities and shareholders’ equity	$17,891,935	$20,373,620

RECRO PHARMA, INC.

Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating expenses:
Research and development	$1,754,284	$226,997
General and administrative	2,385,647	646,628

Total operating expenses	4,139,931	873,625

Other income (expense):
Interest income	3,711	215
Interest expense	—	(4,272,919)

	3,711	(4,272,704)

Net loss	$(4,136,220)	$(5,146,329)
Accretion of redeemable convertible preferred stock	—	(1,270,057)

Net loss applicable to common shareholders	$(4,136,220)	$(6,416,386)

Basic and diluted net loss per common share	$(0.53)	$(3.67)

Weighted average basic and diluted common shares outstanding.	7,768,693	1,749,911

CONTACT:	Recro Pharma, Inc.
Charles T. Garner
Chief Financial Officer
(484) 395-2425

Media and Investors:
Argot Partners
Susan Kim
(212) 600-1902
susan@argotpartners.com